                                                                  Exhibit H-5.3
                                                                    Page 1 of 2



ATLANTIC CITY ELECTRIC COMPANY
PROJECTION WITH SECURITIZATION
CASH FLOW

                                                                                       Quarter Ending
                                                              ----------------------------------------------------------------
                                                              3/31/2002     6/30/2002      9/30/2002    12/31/2002        2003
                                                              ---------     ---------      ---------    ----------        ----

Net Income                                                         *              *             *              *             *
Other                                                              *              *             *              *             *
                                                              ----------------------------------------------------------------
Net Cash From Operations                                           *              *             *              *             *

Capital Expenditures                                               *              *             *              *             *
Sale of Assets                                                     *              *             *              *             *
                                                              ----------------------------------------------------------------
Net Cash Used in Investing                                         *              *             *              *             *

Short-Term Debt                                                    *              *             *              *             *
Long-Term Debt                                                     *              *             *              *             *
Securitization Debt (including maturity)                           *              *             *              *             *
APIC - Common Stock                                                *              *             *              *             *
Preferred Stock                                                    *              *             *              *             *
Preferred Dividends                                                *              *             *              *             *
Common Dividends                                                   *              *             *              *             *
                                                              ----------------------------------------------------------------
Net Cash Provided by Financing                                     *              *             *              *             *

Net Change in Cash                                                 *              *             *              *             *

Cash & Cash Equivalents                              *             *              *             *              *             *


FILED UNDER REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 104(B) OF THE PUBLIC UTILITY HOLDING COMPANY ACT.

                                                                  Exhibit H-5.3
                                                                    Page 2 of 2


ATLANTIC CITY ELECTRIC COMPANY
PROJECTION
CAPITALIZATION


(Excluding securitization)          12/31/2001     3/31/2002     6/30/2002      9/30/2002     12/31/2002        2003
                                    ----------     ---------     ---------      ---------     ----------        ----
SHORT-TERM DEBT                         *              *             *              *             *               *
LONG-TERM DEBT                          *              *             *              *             *               *
SECURITIZATION DEBT                     *              *             *              *             *               *
                                    ---------------------------------------------------------------------------------
TOTAL DEBT                              *              *             *              *             *               *
PREFERRED STOCK                         *              *             *              *             *               *
COMMON STOCK & APIC                     *              *             *              *             *               *
RETAINED EARNINGS                       *              *             *              *             *               *
                                    ---------------------------------------------------------------------------------
COMMON EQUITY                           *              *             *              *             *               *
TOTAL CAPITALIZATION                    *              *             *              *             *               *
                                    =================================================================================
TOTAL DEBT                              *              *             *              *             *               *
PREFERRED STOCK                         *              *             *              *             *               *
COMMON EQUITY                           *              *             *              *             *               *
                                    ---------------------------------------------------------------------------------
TOTAL CAPITALIZATION                    *              *             *              *             *               *
                                    =================================================================================




(Including securitization)          12/31/2001     3/31/2002     6/30/2002      9/30/2002     12/31/2002        2003
                                    ----------     ---------     ---------      ---------     ----------        ----

SHORT-TERM DEBT                         *              *             *              *             *               *
LONG-TERM DEBT                          *              *             *              *             *               *
SECURITIZATION DEBT                     *              *             *              *             *               *
                                    ---------------------------------------------------------------------------------
TOTAL DEBT                              *              *             *              *             *               *
PREFERRED STOCK                         *              *             *              *             *               *
COMMON STOCK & APIC                     *              *             *              *             *               *
RETAINED EARNINGS                       *              *             *              *             *               *
                                    ---------------------------------------------------------------------------------
COMMON EQUITY                           *              *             *              *             *               *
TOTAL CAPITALIZATION                    *              *             *              *             *               *
                                    =================================================================================
TOTAL DEBT                              *              *             *              *             *               *
PREFERRED STOCK                         *              *             *              *             *               *
COMMON EQUITY                           *              *             *              *             *               *
                                    ---------------------------------------------------------------------------------
TOTAL CAPITALIZATION                    *              *             *              *             *               *
                                    =================================================================================

FILED UNDER REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 104(B) OF THE PUBLIC UTILITY HOLDING COMPANY ACT.